UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2015

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Acquisition Agreement.

On May 27, 2015, Rally Software Development Corp., a Delaware corporation (the “Company”), CA, Inc., a Delaware corporation (“Parent”), and Grand Prix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Acquisition Agreement (the “Acquisition Agreement”).  Pursuant to the Acquisition Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $19.50 per share, net to the holders thereof in cash, without interest (the “Offer Price”). On May 27, 2015, the boards of directors of both the Company and Parent approved the terms of the Acquisition Agreement.

The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock having been validly tendered into and not withdrawn from the Offer, (ii) receipt by Parent and Purchaser of certain regulatory approvals, (iii) the accuracy of the representations and warranties contained in the Acquisition Agreement, subject to certain qualifications, and (iv) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, the Acquisition Agreement provides that Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent.  In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, the Company or Purchaser or any of their direct or indirect wholly owned subsidiaries and shares with respect to which appraisal rights are properly exercised in accordance with Delaware law) will be converted into the right to receive the Offer Price.  The consummation of the Merger is subject to certain closing conditions.

In addition, in connection with the transactions contemplated by the Acquisition Agreement, all vested options and vested restricted stock units of the Company will be converted into the right to receive cash based on a formula described in the Acquisition Agreement, and all unvested options and unvested restricted stock units will be converted into the right to receive cash that will vest on the same terms and conditions set forth in the applicable stock plans of the Company under which they were granted and the applicable agreements evidencing the grants thereof, including without limitation provisions with respect to vesting.

The Acquisition Agreement contains customary representations, warranties and covenants of the parties.  The Company has agreed to refrain from engaging in certain activities until the effective time of the Merger.  In addition, under the terms of the Acquisition Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $17,400,000 to Parent in certain circumstances following termination of the Acquisition Agreement.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Acquisition Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Acquisition Agreement are made solely for the benefit of Parent and Purchaser and are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Acquisition Agreement. These confidential disclosure schedules contain information that modify, qualify and create exceptions to the representations and warranties set forth in the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Acquisition Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

In connection with the execution of the Acquisition Agreement, Timothy Miller, CEO  of the Company, entered into an offer letter with Parent, pursuant to which Parent offered Miller employment upon completion of the transaction. Miller will serve as a General Manager of Parent. In addition, Elizabeth Andora, Ryan Martens, Christopher Schwartz, Angela Tucci, James Lejeal, Tarun Reddy, and Ryan Polk (the “Key Employees”) entered into offer letters with Parent, pursuant to which Parent offered the Key Employees employment upon completion of the transaction.

Support Agreements

In order to induce Parent and Purchaser to enter into the Acquisition Agreement, certain of the Company’s directors and named executive officers, solely in his or her capacity as a stockholder of the Company, entered into Support Agreements with Parent and Purchaser (the “Support Agreements”), concurrent with the execution and delivery of the Acquisition Agreement.  Shares held by these directors and officers and their affiliates subject to the Support Agreements represent, in the aggregate, approximately 5.9% of the shares of Company common stock outstanding on the date of the Acquisition Agreement (including shares issuable upon exercise of options and other convertible securities). Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, solely in their capacities as stockholders of the Company, to tender their shares in the Offer and, if required, to vote their shares in favor of adoption of the Acquisition Agreement.  A copy of the form of Support Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01               Other Events.

On May 27, 2015, the Company and Parent issued a joint press release announcing that they had entered into the Acquisition Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,”

“will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Purchaser and Parent to complete the transactions contemplated by the Acquisition Agreement, including the parties’ ability to satisfy the conditions to the consummation of the merger and the possibility of any termination of the Acquisition Agreement. The forward-looking statements contained herein are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing and completion of the merger; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability and potential delay; other risks and uncertainties pertaining to the business of the Company, dependence on individual customers, the impact of competitive products and pricing pressure; claims that the Company’s products infringe the intellectual property rights of others; the inability to enforce or protect intellectual property rights and proprietary techniques against infringement; the inability to maintain or attract key personnel; interruptions to the Company’s information technology systems; and other risks detailed in the Company’s public filings with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended January 31, 2015 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements.  The forward-looking statements contained in this document speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update or revise publicly the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the Offer will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials that Purchaser and Parent intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.  Once filed, the Company’s stockholders will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer, free of charge, at the website of the SEC at www.sec.gov. The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the Offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the Offer because they contain important information, including the terms and conditions of the Offer.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description
2.1

Acquisition Agreement among CA, Inc., Grand Prix Acquisition Corp. and Rally Software Development Corp. dated as of May 27, 2015. (Certain schedules referenced in the Acquisition Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

2.2	Form of Support Agreement among CA, Inc., Grand Prix Acquisition Corp. and certain stockholders of Rally Software Development Corp. dated as of May 27, 2015.
99.1	Joint Press Release of Rally Software Development Corp. and CA, Inc. dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: May 27, 2015
	By:	/s/ James M. Lejeal
James M. Lejeal
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Acquisition Agreement among CA, Inc., Grand Prix Acquisition Corp. and Rally Software Development Corp. dated as of May 27, 2015. (Certain schedules referenced in the Acquisition Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.)

2.2	Form of Support Agreement among CA, Inc., Grand Prix Acquisition Corp. and certain stockholders of Rally Software Development Corp. dated as of May 27, 2015.
99.1	Joint Press Release of Rally Software Development Corp. and CA, Inc. dated May 27, 2015.